Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-19011 and No. 333-71373) of Microvision, Inc. of our report dated April 1, 1999 appearing in this Form 10-K.



PricewaterhouseCoopers LLP
Seattle, Washington
April 13, 1999